October  31,  2002


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

RE:     WENTWORTH  I,  INC.

Ladies  and  Gentlemen:

We have read the statements made by WENTWORTH I, INC. in Item 4(a) of the accompanying Form 8-K (Commission file number 333-60468), which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very  truly  yours,



GOLDSTEIN  GOLUB  KESSLER  LLP